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                                 EXHIBIT 23.01

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-36599, 33-61233, 33-61231, 33-21352 and 2-98101) pertaining to the Stock Option and Incentive Plans of Grey Global Group Inc. of our report dated March 12, 2002, with respect to the consolidated financial statements of Grey Global Group Inc. and consolidated subsidiary companies included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                          ERNST & YOUNG LLP

New York, New York
April 1, 2002